Exhibit 99.1

Contact Information:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA Director of Investor Relations	Corey Kinger (212) 986-6667
(212) 589-2714

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2005 RESULTS

NEW YORK, N.Y., November 2, 2005—Weight Watchers International, Inc. (NYSE: WTW) today announced consolidated results for the third quarter and the nine months ended October 1, 2005.

Weight Watchers International, Inc., Third Quarter 2005

For the third quarter of 2005, consolidated net revenues increased 5% to $257.5 million. Net income grew 11% to $49.5 million, excluding a non-recurring reversal of an income tax reserve in 2004.  Reported net income for the third quarter 2004 was $50.2 million including the $5.5 million tax benefit. Excluding this 2004 tax benefit, fully diluted earnings per share in the third quarter 2005 increased 13% to $0.47.  As reported, fully diluted earnings per share in third quarter 2004 were $0.47.

Weight Watchers International, Inc., Nine Months Ended 2005

Weight Watchers International has consolidated the results of WeightWatchers.com, Inc. since second quarter 2004, when the company adopted Fin 46R.

For the nine months ended October 1, 2005, Weight Watchers International’s consolidated net revenues increased 14% to $900.1 million as compared to $792.2 million in the prior year period.  Net income was $135.6 million, including $27.6 million in expenses related to the WeightWatchers.com acquisition, net of taxes, as compared to $139.9 million for the nine months ended October 2, 2004. Fully-diluted earnings per share were $1.30 versus $1.30 in the prior year period.

The first nine months of 2004 consolidated results included a $0.03 per share charge related to early extinguishment of debt and the $0.05 benefit relating to a tax reserve reversal.  In addition, there was an $0.11 one-time charge for the cumulative effect of accounting change associated with the adoption of FIN 46R with respect to WeightWatchers.com, representing its results from inception through the first quarter of 2004.  Excluding these items in 2004, and the 2005 expenses associated with the WeightWatchers.com acquisition, net income increased $14.2 million to $163.2 million for the first nine months of 2005 as compared to $149.0 million in the comparable period of 2004.  Adjusted fully-diluted earnings per share were $1.56 in the first nine months of 2005 as compared to $1.38 in the same period a year ago, an increase of 13%.

“While our fall diet season was disrupted by Katrina, I am pleased with the progress we are making on many fronts.  We are delighted with the smooth integration of WeightWatchers.com into the company and excited about the prospects and opportunities across all business lines as a result of the combination of these two businesses,” commented Linda Huett, President and Chief Executive Officer. “With our acquisition of a majority ownership of WeightWatchers.com, we are now providing guidance on a consolidated basis. As is our normal practice at this time of the year, we are narrowing our guidance for fiscal 2005 to $1.91 to $1.95 per fully diluted share, excluding one-time expenses related to the WeightWatchers.com acquisition.”

Third Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss third-quarter results and answer questions from the investment community.  Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations. Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world.  In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	October 1, 2005	January 1, 2005
ASSETS
Current assets	$141.0	$125.8
Property and equipment, net	19.7	17.5
Goodwill, franchise rights and other intangible assets, net	616.3	588.0
Deferred income taxes	67.6	78.0
Other	6.1	6.9
TOTAL ASSETS	$850.7	$816.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$478.6	$152.7
Long-term debt	358.9	466.1
Other	2.0	1.0
TOTAL LIABILITIES	839.5	619.8

Shareholders’ equity	11.2	196.4

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$850.7	$816.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004
Revenues, net	$257.5	$245.9	$900.1	$792.2
Cost of revenues	115.3	120.6	399.8	374.7
Gross profit	142.2	125.3	500.3	417.5
Marketing expenses	27.9	26.4	127.4	105.2
Selling, general and administrative expenses	29.6	25.1	137.7	69.3
Operating income	84.7	73.8	235.2	243.0
Interest expense, net	5.3	4.4	14.5	12.7
Other (income) / expense, net	0.1	(0.2)	1.9	(3.7)
Early extinguishment of debt	—	1.0	—	4.3
Income before income taxes and cumulative effect
of accounting change	79.3	68.6	218.8	229.7
Provision for income taxes	29.8	18.4	83.2	77.9
Income before cumulative effect of accounting change	49.5	50.2	135.6	151.8
Cumulative effect of accounting change	—	—	—	(11.9)
Net income	$49.5	$50.2	$135.6	$139.9

Basic Earnings Per Share:

Income before cumulative effect of accounting change	$0.48	$0.48	$1.32	$1.44
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$0.48	$0.48	$1.32	$1.33

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$0.47	$0.47	$1.30	$1.41
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$0.47	$0.47	$1.30	$1.30

Weighted average common shares outstanding:
Basic	103.2	104.4	103.0	105.3
Diluted	104.3	106.7	104.6	107.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

	Three Months Ended		Nine Months Ended
	Oct 1, 2005	Oct 2, 2004	Oct 1, 2005	Oct 2, 2004
Attendance (in millions)
North America	7.6	7.4	26.3	25.6
International	6.0	6.3	21.8	21.7
Total Attendance	13.6	13.8	48.1	47.2

Supplemental Attendance Detail (in millions)
UK	2.7	3.0	10.3	10.4
CE	2.5	2.5	9.0	8.6
Other	0.8	0.8	2.5	2.7
Total International Attendance	6.0	6.3	21.8	21.7

WeightWatchers.com (in thousands)
End of Period Active Subscribers	547.0	485.0	547.0	485.0

North America (in $millions)
Meeting Fees	95.7	85.4	322.5	288.6
Product Sales	30.9	35.8	114.2	111.8
Total	126.5	121.2	436.7	400.4

International (in $millions)
Meeting fees	56.7	57.9	210.4	197.2
Product Sales	29.2	31.5	114.7	109.3
Total	85.9	89.4	325.1	306.4

Total Revenues (in $millions)
Meeting Fees	152.4	143.3	532.9	485.7
Product Sales	60.1	67.4	228.9	221.1
Online Revenues	27.7	22.8	82.4	44.9
Domestic Franchise Commissions	3.1	2.9	10.2	10.3
Foreign Franchise Commissions	1.6	1.4	5.5	5.0
All Other	12.7	8.2	40.3	25.2
Total Revenues	257.5	245.9	900.1	792.2

Note: Totals may not sum due to rounding.